                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

          The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware Corporation, American Centurion Life Insurance Company, a New York life insurance company and American Express Financial Advisors, Inc., is hereby amended as follows:

          SECTION 18. CONFIDENTIALITY, of the Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

     (a) "American Centurion Life Confidential Information" includes but is not limited to all proprietary and confidential information of the American Centurion Life Assurance Company and its subsidiaries, affiliates and licensees (collectively the "American Centurion Life Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the American Centurion Life Protected Parties; the numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. American Centurion Life Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by AVIF in violation of this Agreement, (b) demonstrably known to AVIF prior to execution of this Agreement, (c) independently developed by AVIF in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by AVIF from any third party other than American Centurion Life.

     (b) AVIF and AIM agree that the identities of the customers of American Centurion Life Protected Parties, information maintained regarding such customers, all computer programs and procedures or other information developed or used by American Centurion Life Protected Parties or any of their employees or agents in connection with American Centurion Life's performance of its duties under this Agreement are the valuable property of American Centurion Life Protected Parties.

     (c) Neither AIM nor AVIF may use or disclose American Centurion Life Confidential Information for any purpose other than to carry out the purpose for which American Centurion Life Confidential Information was provided to AIM or AVIF as set forth in the Agreement or as required by law or judicial process; and AIM and AVIF agree to cause all their employees, agents and representatives, or any other party to whom AIM or AVIF may provide access to or disclose American Centurion Life Confidential Information to limit the use and disclosure of American Centurion Life Confidential Information to that purpose.

     (d) "AVIF Confidential Information" includes but is not limited to all proprietary and confidential information of the AVIF Company and its subsidiaries, affiliates and licensees (collectively the "AVIF Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. AVIF Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by American Centurion Life in violation of this Agreement, (b) demonstrably known to American Centurion Life prior to execution of this Agreement, (c) independently developed by American Centurion Life in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by American Centurion Life from any third party other than AVIF.

     (e) American Centurion Life agrees that the identities of the customers of AVIF, information maintained regarding such customers, all computer programs and procedures or other information developed or used by AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of AVIF Protected Parties.

     (f) American Centurion Life may not use or disclose AVIF Confidential Information for any purpose other than to carry out the purpose for which AVIF Confidential Information was provided to American Centurion Life as set forth in the Agreement or as required by law or judicial process; and American Centurion Life agrees to cause all its employees, agents and representatives, or any other party to whom American Centurion Life may


                                     1 of 3
provide access to or disclose AVIF Confidential Information to limit the use and disclosure of AVIF Confidential Information to that purpose.

     (g) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of such confidential information, to protect such confidential information against any anticipated threats or hazards to the security or integrity of such confidential information, and to protect against unauthorized access to, or use of, such confidential information that could result in substantial harm or inconvenience to any party's customer; each party further agrees to cause all their agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose such confidential information to implement appropriate measures designed to meet the objectives set forth in this Section 18.

     (h) Each party acknowledges that any breach of the agreements in this
Section 18 may result in immediate and irreparable harm for which there may be no adequate remedy at law and agree that in the event of such a breach, the other parties may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 18 shall survive termination of this Agreement.

     SECTION 9. NOTICES, of the Agreement is hereby deleted in its entirety and replaced with the following:

                               SECTION 9. NOTICES

          Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice of communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                    AMERICAN EXPRESS FINANCIAL ADVISORS, INC.
                    AMERICAN CENTURION LIFE INSURANCE COMPANY
                    1765 AXP Financial Center
                    Minneapolis, MN 55474
                    Facsimile: 612-671-3866

                    Attn: Mr. Gumer C. Alvero
                          Vice President, Annuities

                    cc: AMERICAN EXPRESS FINANCIAL ADVISORS, INC. AMERICAN CENTURION LIFE INSURANCE COMPANY 50607 AXP Financial Center
                          Minneapolis, MN 55474

                    Attn: Mary Ellen Minenko, Esq.
                          Senior Counsel

                    AIM VARIABLE INSURANCE FUNDS
                    A I M DISTRIBUTORS, INC.
                    11 Greenway Plaza, Suite 100
                    Houston, TX  77046
                    Facsimile: 713-993-9185

                    Attn: Nancy L. Martin, Esq.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: as of May 1, 2002.

                                        AIM VARIABLE INSURANCE FUNDS


                                     2 of 3

Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        AMERICAN CENTURION LIFE INSURANCE
                                        COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


                                     3 of 3